UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 14, 2009
Date of Report (Date of earliest event reported)

IRELAND INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50033	91-2147049
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2441 West Horizon Ridge Parkway, Suite 100
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 932-0353
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

On August 14, 2009, Ireland Inc. (the “Company”) issued an aggregate of 1,263,800 Units at a price of $0.45 per unit. Each Unit is comprised of one share of the Company’s common stock and one-half of one share purchase warrant, with each full warrant entitling the holder to purchase an additional share of common stock at an exercise price of $0.75 US per share for a period expiring June 30, 2012.

U.S. Offering

The Company issued a total of 863,800 Units at a price of $0.45 per Unit for total proceeds of $388,710 pursuant to the provisions of Rule 506 of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”). Each of the subscribers represented that they were accredited investors as defined under Regulation D of the Securities Act.

This share issuance represents the first tranche of the U.S. private placement offering. There are no assurances that the remainder of the U.S. private placement offering will be completed.

Offshore Offering

The Company issued a total of 400,000 Units at a price of $0.45 per Unit for total proceeds of $180,000 pursuant to the provisions of Regulation S of the Securities Act. The Company did not engage in a distribution of this offering in the United States. Each of the subscribers represented that they were not a US person as defined in Regulation S of the Securities Act and that they were not acquiring the units for the account or benefit of a US person.

This share issuance represents the first tranche of the foreign private placement offering. There are no assurances that the remainder of the foreign private placement offering will be completed.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of the Company’s securities in the United States. The securities have not been registered under the Securities Act and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRELAND INC.
Date: August 20, 2009
	By:	/s/ Robert D. McDougal

Name: Robert D. McDougal
Title: CFO and Treasurer